                                                                    EXHIBIT 3.47

                            ARTICLES OF INCORPORATION

                                       OF

                                TME ARIZONA, INC.

         The undersigned, a natural person eighteen (18) years of age or more, acting as incorporator of a corporation under the Texas Business Corporations Act, does hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

         The name of the corporation is TME Arizona, Inc.

                                  ARTICLE TWO

         The period of the corporation's duration is perpetual.

                                 ARTICLE THREE

         The purpose for which the corporation is organized is to engage in any lawful business for which corporations may be organized under the laws of the State of Texas.

                                  ARTICLE FOUR

         The corporation shall have authority to issue ten thousand (10,000) shares of capital stock consisting of ten thousand (10,000) shares of Common Stock, par value $.001 per share.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of at least the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or contracted for or property actually received.

                                  ARTICLE SIX

         No shareholder shall be entitled as a matter of right to any preemptive or preferential right to subscribe for, purchase, or receive additional unissued or treasury shares of any class of the corporation, whether now or later authorized, or any notes, bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares. Such additional shares, notes, bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares may be issued or disposed of as the Board of Directors in its absolute discretion deems advisable.

                                 ARTICLE SEVEN

         At each election for directors of the corporation, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares owned by him for as many persons as there are directors to be elected, and no shareholder shall ever have the right or be permitted to cumulate his votes on any basis, any and all rights of cumulative voting being hereby expressly denied.

                                 ARTICLE EIGHT

         The address of the initial registered office of the corporation is 333 North Sam Houston Parkway East, Suite 500, Houston, Texas 77060 and the name of its initial registered agent at such address is Stephen Jackson.

                                  ARTICLE NINE

         The number of directors constituting the initial Board of Directors shall be two (2), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

NAMES                    ADDRESSES
Cherrill Farnsworth      333 North Sam Houston Parkway East
                         Suite 500
                         Houston, Texas  77060

Stephen W. Jackson       333 North Sam Houston Parkway East
                         Suite 500
                         Houston, Texas  77060

The number of directors of the corporation set forth above shall constitute the initial authorized number of directors until changed by amendment to the bylaws of the corporation or by resolution of the Board of Directors.

                                  ARTICLE TEN

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any act or omission (an "Action") in his capacity as a director, except for (i) any Actions which constitutes a breach of the duty of loyalty, (ii) any Action not in good faith which constitutes a breach of duty or involves intentional misconduct or knowing violation of law, (iii) an Action in which the director received an improper benefit or (iv) an Action for which the liability of a director is expressly provided by a statute of the State of Texas. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of the corporation existing at the time of the repeal or modification.

                                 ARTICLE ELEVEN

         Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                 ARTICLE TWELVE

         The name and address of the incorporator is:

NAME                        ADDRESS
Christopher S. Collins      4200 Texas Commerce Tower
                            600 Travis Street
                            Houston, Texas  77002

         IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand this 29th day of May, 1997.

                                     /s/ Christopher S. Collins
                                     -------------------------------------------
                                     Christopher S. Collins

[LOGO]   OFFICE OF THE SECRETARY OF STATE
         CORPORATIONS SECTION
         P.O. BOX 13697
         AUSTIN, TEXAS  78711-3697

                  CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1. The name of the entity is TME ARIZONA, Inc. and the file number issued to the entity by the secretary of state is 0144705400

2.       The entity is: (Check one.)

         [X] a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

         9 a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

         9 a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

         9 a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

         9 an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 333 N. Sam Houston Parkway East, Suite 500, Houston, TX 77060

4. [X] A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.) 800 Brazos Street, Suite 1100, Austin, TX 78701

OR       9  B. The registered office address will not change.

5. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Stephen Jackson

6.       [X] A. The name of the NEW registered agent is National Registered
         Agents, Inc.

OR       9 B. The registered agent will not change.

7. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

                                     By: /s/ Wayne K. Baldwin
                                     -------------------------------------------
                                         (A person authorized to sign
                                         on behalf of the entity)
                                         Wayne K. Baldwin, Secretary

                                  INSTRUCTIONS

1. It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfo@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2. You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.

3. An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offense is a Class A misdemeanor.

4.       Please attach the appropriate fee:

Business Corporation                                 $15.00
Financial Institution, other than Credit Unions      $15.00
Financial Institution that is a Credit Union         $ 5.00
Non-Profit Corporation                               $ 5.00
Limited Liability Company                            $10.00
Limited Partnership                                  $50.00

                  Personal checks and MasterCard(R), Visa(R), and Discover(R) are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5. Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is:
         Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose. The telephone number is
         (512) 463-5555, TDD: (800) 735-2989, FAX: (512) 463-5709.

[LOGO]   OFFICE OF THE SECRETARY OF STATE
         CORPORATIONS SECTION
         P.O. BOX 13697
         AUSTIN, TEXAS  78711-3697

                  CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1. The name of the entity is TME ARIZONA, Inc. and the file number issued to the entity by the secretary of state is 0144705400

2.       The entity is: (Check one.)

         [X] a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

         9 a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

         9 a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

         9 a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

         9 an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 1614 Sidney Baker Street, Kerrville, TX 78028

4. [X] A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.) 800 Brazos Street, Suite 1100, Austin, TX 78701

OR       9  B. The registered office address will not change.

5. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is National Registered Agents, Inc.

6. [X] A. The name of the NEW registered agent is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR       9 B.  The registered agent will not change.

7. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

                                     TME ARIZONA, INC.

                                     By: /s/ Robin Smith Hoke
                                         ---------------------------------------
                                         (A person authorized to sign
                                         on behalf of the entity)

                                  INSTRUCTIONS

1. It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfo@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2. You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.

3. An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offense is a Class A misdemeanor.

4.       Please attach the appropriate fee:

Business Corporation                                 $15.00
Financial Institution, other than Credit Unions      $15.00
Financial Institution that is a Credit Union         $ 5.00
Non-Profit Corporation                               $ 5.00
Limited Liability Company                            $10.00
Limited Partnership                                  $50.00

                  Personal checks and MasterCard(R), Visa(R), and Discover(R) are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5. Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is:
         Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose. The telephone number is
         (512) 463-5555, TDD: (800) 735-2989, FAX: (512) 463-5709.